UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2024

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2024, Sylvamo Corporation (the “Company”) entered into certain material agreements described below, to refinance its long-term debt. The Company took advantage of a favorable financing market to extend its debt maturity profile, making the following primary changes:

•

Revolving Credit Facility. Extended the maturity of the existing revolving credit facility from 2026 to 2029 and reduced the borrowing capacity from $450 million to $400 million. The reduction was based on the Company’s reassessment of its liquidity needs and desire to not pay for excess borrowing capacity.

•

Term Loan A Facility. Repaid $36 million of the existing Term Loan A Facility due in 2028, by rolling that amount into the new Term Loan F-2 Facility due in 2031. Extended the maturity of the remaining Term Loan A Facility balance of $225 million to 2029.

•	Farm Credit Agreement.

•	Term Loan F Facility. Repaid $104 million of the existing Term Loan F Facility due in 2027, by rolling that amount into the new Term Loan F-2 Facility due in 2031.

•	Term Loan F-2 Facility. Entered into a new Term Loan F-2 Facility due in 2031 for $235 million.

•	7% 2029 Notes. Sent notice of full redemption of all outstanding $90.1 million of the 7% 2029 Notes. Funding from the new Term Loan F-2 Facility due in 2031 will be used to pay for the redemption.

•	Accounts Receivable Finance Facility. Extended the maturity of the Accounts Receivable Finance Facility from 2025 to 2027. Reduced the facility’s size from $120 million to $110 million.

With the exception of the changes outlined above, the terms, conditions and credit spreads of the refinanced debt are generally consistent with those in place prior to such refinancing. Additional detail about these agreements and the notes’ redemption is found in the summaries below.

Capitalized terms used but not defined above, are defined under the headings below.

Senior Secured Amendment

On July 31, 2024, the Company entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of September 13, 2021, with Bank of America, N.A., as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Existing Credit Agreement” and, as amended, the “Amended Credit Agreement”), which (among other changes), (i) reduces the size of the revolving credit facility thereunder (the “Revolving Credit Facility”) to $400 million, (ii) extends the maturity of the Revolving Credit Facility to July 31, 2029, (iii) extends the maturity of the term loan “A” facility thereunder (the “Term Loan A Facility”) to July 31, 2029, and (iv) removes the excess cash flow mandatory prepayment and the repricing soft call premium. At closing, the Revolving Credit Facility and Term Loan A Facility will each bear interest at an annual rate equal to, at the Company’s option (i) SOFR plus an applicable margin initially set at 1.75% or (ii) the base rate plus an applicable margin initially set at 0.75%. Unutilized commitments under the Revolving Credit Facility will be subject to a commitment fee that is initially set at 0.25%. In each case, following the delivery of financial statements for the Company’s first full fiscal quarter completed after the closing date of the Amendment, interest rate spreads and the commitment fee will be determined by reference to a leveraged-based pricing grid.

The Company is required to make quarterly payments under each of the Term Loan A Facility on the last business day of the first full fiscal quarter ending after the closing date of the Term Loan A Facility and each subsequent fiscal quarter thereafter, equal in the case of the Term Loan A Facility to 1.25% of the original principal amount of the loans made on the closing date of the Term Loan A Facility with the balance due and payable on the maturity date of the facility.

In connection with the Refinancing (defined below), the Company has repaid $36 million of the Term Loan A Facility so that $225 million remains outstanding and has repaid the term loan “F” facility thereunder in full.

Farm Credit Facility

On July 31, 2024, the Company entered into a credit agreement with CoBank, ACB, as administrative agent and the lenders from time to time party thereto (the “Farm Credit Agreement”), providing for credit facilities comprised of (i) a $358 million term loan “F” facility (the “Term Loan F Facility”) and (ii) a $235 million term loan “F-2” facility (the “Term Loan F-2 Facility”, and together with the Term Loan F Facility, the “Farm Credit Facilities”), of which $95 million will be available for 60 days after the closing date as a delayed draw facility (the “Term Loan F-2 Delayed Draw

Facility”). The Company borrowed $140 million of loans under the Term Loan F-2 Facility at closing, of which $36 million was used to repay a portion of the Term Loan A Facility and $104 million was deemed drawn via a “cashless roll” exchange mechanism in order to refinance a corresponding portion of the term loan “F” facility outstanding under the Existing Credit Agreement (the “Refinancing”).

The proceeds of the Term Loan F-2 Delayed Draw Facility will be used to redeem approximately $90,070,000 in existing 7.000% senior notes due 2029 (the “7% 2029 Notes”) and to pay related premiums, fees and expenses. On July 31, 2024, the Company issued a notice of full redemption in respect of all of the outstanding 7% 2029 Notes. Payment of the redemption price and surrender of the 7% 2029 Notes for redemption will be made on the redemption date specified in the notice of redemption.

The Term Loan F Facility will mature on September 13, 2027. The Term Loan F-2 Facility will mature on July 31, 2031. At closing, the Term Loan F Facility will bear interest at an annual rate equal to, at the Company’s option (i) SOFR plus an applicable margin initially set at 1.75%, or (ii) the base rate plus an applicable margin initially set at 0.75%. At closing, the Term Loan F-2 Facility will bear interest at an annual rate equal to, at the Company’s option (i) SOFR plus an applicable margin initially set at 2.15%, or (ii) the base rate plus an applicable margin initially set at 1.15%. In addition to paying interest on outstanding principal under the Term Loan F Facility and the Term Loan F-2 Facility, the Company is required to pay customary agency fees and a commitment fee in respect of the unutilized commitments under the Term Loan F-2 Delayed Draw Facility. The commitment fee is initially set at 0.25%. In each case, following the delivery of financial statements for the Company’s first full fiscal quarter completed after the closing date of the Term Loan F Facility and the Term Loan F-2 Facility, interest rate spreads and the commitment fee will be determined by reference to a leveraged-based pricing grid.

The Company is required to make quarterly payments under each of the Term Loan F Facility and the Term Loan F-2 Facility on the last business day of the first full fiscal quarter ending after the closing date of the Term Loan F Facility and the Term Loan F-2 Facility and each subsequent fiscal quarter thereafter, equal (i) in the case of the Term Loan F Facility, to 1.25% of the original principal amount of the loans made on the closing date of the Term Loan F Facility and (ii) in the case of the Term Loan F-2 Facility, to 1.25% of the aggregate principal amount of the Term Loan F-2 Facility advanced on or prior to the date of the applicable amortization payment being due, in each case with the balance due and payable on the maturity date of such facility.

The terms of the Farm Credit Agreement, including in respect of guarantees and security, are substantially similar to the terms of the Amended Credit Agreement but for rate, maturity and certain specific farm credit lender policy requirements.

Accounts Receivable Finance Facility

On July 31, 2024, Sylvamo North America, LLC (the “Subsidiary”), a wholly-owned subsidiary of the Company, and Sylvamo Receivables, LLC (the “Borrower”), a wholly-owned, “bankruptcy remote” special purpose subsidiary of Subsidiary, entered into Amendment No. 3 (“Amendment No. 3”) to the Receivables Financing Agreement, dated as of September 30, 2022 and amended by Amendment No. 1, dated as of December 27, 2022, and Amendment No. 2, dated as of January 31, 2023 (the “Receivables Financing Agreement”), among the Borrower, Subsidiary, as initial servicer, PNC Bank, National Association, as Administrative Agent (“Agent”) and lender, the other lenders from time to time party thereto (collectively with the Agent in its capacity as a lender, the “Lenders”), and PNC Capital Markets LLC, as structuring agent (the Receivables Financing Agreement; as amended by Amendment No. 3, the “Amended Receivables Financing Agreement”).

The Amended Receivables Financing Agreement, together with the Purchase and Sale Agreement, dated as of September 30, 2022, entered into in connection therewith, by Subsidiary and various other parties (the “Purchase and Sale Agreement”), and a related Performance Guaranty entered into for the benefit of the secured parties under the Receivables Financing Agreement (the “Performance Guaranty”) establish the material terms and conditions of the Company’s accounts receivable finance facility (the “Securitization Program”). Under the Securitization Program, the Subsidiary sells, on a continuous revolving basis and without recourse, all domestically originated trade accounts receivable (the “Receivables”) together with the rights to collections thereof, related security and certain related rights (including proceeds from qualified insurance providers) to the Borrower, unless such Receivables and related obligors are specifically excluded under the Securitization Program.

The Amended Receivables Financing Agreement, among other changes, (i) extends the maturity of the Securitization Program from September 30, 2025 to July 30, 2027 and (ii) decreases the maximum aggregate principal amount available for borrowing under the Securitization Program at any time from $120 million to $110 million, subject to borrowing base availability and certain excess concentration amounts and required reserves.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, the Farm Credit Agreement, and the Amended Receivables Financing Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of July 31, 2024, among Sylvamo Corporation, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders and L/C issuers party thereto

10.2	Credit Agreement, dated as of July 31, 2024, among Sylvamo Corporation, as borrower, CoBank, ACB, as Administrative Agent, and the other lenders party thereto

10.3	Amendment No. 3 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty, dated as of July 31, 2024, among Sylvamo Receivables, LLC, as borrower, Sylvamo North America, LLC, as initial servicer and originator, the lenders party thereto from time to time, PNC Bank, National Association, as administrative agent and a lender, PNC Capital Markets LLC, as structuring agent, and solely with respect to reaffirmation of the performance guaranty, Sylvamo Corporation, as performance guarantor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2024	Sylvamo Corporation

	By:	/s/ Matthew Barron
Name: Matthew Barron
Title: Senior Vice President and Chief Administrative and Legal Officer